For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	DG Public Relations
(561) 227-1386	(703) 864-5553

Chatham Lodging Trust Announces Third Quarter 2024 Results

RevPAR Growth Accelerates in September and October

WEST PALM BEACH, Fla., November 7, 2024 — Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels, today announced results for the third quarter ended September 30, 2024.

Third Quarter 2024 Operating Results

•Portfolio Revenue Per Available Room (RevPAR) – Generated RevPAR growth of 2.1 percent excluding hotels under renovation during the 2024 and 2023 third quarters, as well as the Home2 Phoenix Downtown that opened in January 2024.
◦RevPAR increased 1.3 percent to $150 compared to the 2023 third quarter for the 38 comparable hotels. Average daily rate (ADR) was up 1.3 percent to $188, and occupancy was flat at 80 percent.
◦RevPAR for the Silicon Valley and Bellevue hotels was up 8 percent over the 2023 third quarter.
◦October RevPAR accelerated 6 percent over 2023 to $158, the second highest October RevPAR since Chatham's inception.
•Net Income – Produced net income of $4.3 million compared to net income of $7.5 million in the 2023 third quarter. Net income per diluted common share was $0.05 versus $0.11 during the 2023 third quarter.
•Hotel EBITDA Margin – Generated margins of 37 percent in the 2024 third quarter compared to 2023 second quarter margins of 38 percent.
•Adjusted EBITDA – Produced third quarter adjusted EBITDA of $29.6 million versus $30.6 in 2023.
•Adjusted FFO – Earned adjusted FFO of $17.6 million in the 2024 third quarter compared to $20.2 million in the 2023 third quarter. Adjusted FFO per diluted share was $0.35 in 2024 and $0.40 in 2023.
•Asset Recycling – Entered into separate agreements to sell five hotels with an average age of 23 years, forecast 2024 RevPAR of $101 (among the six lowest RevPAR hotels in the portfolio) and due for renovation in the next 24 months. The transactions, if closed, will generate net proceeds of approximately $80 million, with funds being used initially to reduce debt.

The following chart summarizes the consolidated financial results for the three- and nine-months ended September 30, 2024, and 2023, based on all properties owned during those periods ($ in millions, except margin percentages and per share data):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net income (loss) to common shareholders	$2.3	$5.3	$(0.1)	$5.7
Diluted net income (loss) per common share	$0.05	$0.11	$—	$0.11
GOP Margin	44.5%	44.9%	43.4%	44.7%
Hotel EBITDA Margin	37.1%	37.9%	36.0%	37.1%
Adjusted EBITDA	$29.6	$30.6	$79.8	$80.2
AFFO	$17.6	$20.2	$45.5	$49.8
AFFO per diluted share	$0.35	$0.40	$0.89	$0.99
Dividends per common share	$0.07	$0.07	$0.21	$0.21

Jeffrey H. Fisher, Chatham's president and chief executive officer, commented, “It’s been a productive quarter delivering RevPAR growth of over 2 percent, meeting consensus estimates of $0.35 per share and progressing on our capital recycling initiative. We currently have five hotels under contract to be sold which would result in net proceeds of approximately $80 million if the transactions close."

Hotel RevPAR Performance

The below chart summarizes key hotel financial statistics for the 38 comparable hotels owned as of September 30, 2024, compared to the 2023 and 2019 second quarters:

	Q3 2024 RevPAR	Q3 2023 RevPAR	Q3 2019 RevPAR
Occupancy	80%	80%	85%
ADR	$188	$185	$176
RevPAR	$150	$148	$150

The below chart summarizes RevPAR statistics by month for Chatham's comparable hotels:

	July	August	September	October
Occupancy – 2024	81%	79%	80%	83%
ADR – 2024	$192	$182	$189	$191
RevPAR – 2024	$155	$144	$151	$158
RevPAR – 2023	$154	$143	$146	$148
% Change in RevPAR vs. prior year	—%	—%	3%	6%

Fisher highlighted, “We were very pleased with our same-store RevPAR growth of 2.1 percent after excluding hotels under renovation, far surpassing industry wide RevPAR growth of less than 0.9 percent. Our five technology dependent hotels in Silicon Valley and Bellevue produced strong RevPAR growth of 8 percent in the quarter, and growth surged to 14 percent in October at these same five hotels as we continue to benefit from surging tech demand.

"Fundamentals in our markets remain strong, as July and August market RevPAR grew 2 percent, and we closed out the quarter with September RevPAR growth of 3 percent and strong growth of 6 percent in October. Monthly RevPAR in September and October of $151 and $158 represents the second highest monthly RevPAR since our inception for each of those respective months. Business travel demand, our most important segment, continues to gain momentum as we experienced broad gains across our portfolio. Within our leisure market hotels, RevPAR rose slightly when we exclude our Savannah hotel that was under renovation for a portion of August and September," Fisher concluded.

RevPAR performance for Chatham’s largest markets comprise 71 percent of trailing twelve-month hotel EBITDA (based on EBITDA contribution over the last twelve months) is presented below:

	% of LTM EBITDA	Q3 2024 RevPAR	Change vs. Q3 2023	Q3 2023 RevPAR	Q3 2019 RevPAR
38 - Hotel Portfolio		$150	1%	$148	$150
Silicon Valley	14%	$148	8%	$137	$205
Coastal Northeast	9%	$264	4%	$253	$225
Los Angeles	9%	$175	(4)%	$181	$174
Washington, D.C.	8%	$153	6%	$144	$152
Greater New York	8%	$182	2%	$178	$153
San Diego	7%	$216	5%	$206	$185
Dallas	6%	$86	(11)%	$97	$86
Austin	5%	$121	5%	$115	$125
Seattle	5%	$184	7%	$172	$188

Within Dallas, the Courtyard by Marriott Addison was under renovation for most of the quarter. “Continuing a noteworthy trend, our primarily tech-driven hotels in Silicon Valley and Bellevue led the way with combined RevPAR growth of 8 percent in the quarter, driven by a 3 percent gain in occupancy and a 5 percent gain in ADR. Occupancy reached 78 percent in the quarter, and ADR reached $199," highlighted Dennis Craven, Chatham's chief operating officer. "Excluding Silicon Valley and Bellevue, second quarter RevPAR of $148 exceeds 2019 RevPAR of $138.

"A great indicator for our portfolio is that seven of our top nine markets produced RevPAR growth, highlighting the broad growth we are experiencing. Washington, D.C., Greater New York, San Diego, Austin and Seattle are benefitting from primarily business travel demand. Our Coastal Northeast primarily leisure portfolio bucked the trends of most leisure markets and continued to see RevPAR grow."

Approximately 65 percent of Chatham’s hotel EBITDA over the last twelve months was generated from its extended-stay hotels, the highest concentration of extended-stay rooms of any public lodging REIT. Third quarter 2024 occupancy, ADR and RevPAR for each of Chatham’s major brands is presented below (number of hotels in parentheses):

	Residence Inn (16)	Homewood Suites (6)	Courtyard (4)	Hampton Inn (3)	HGI (3)
% of LTM EBITDA	49%	10%	9%	8%	6%
Occupancy – 2024	82%	78%	63%	93%	85%
ADR – 2024	$198	$149	$143	$238	$240
RevPAR – 2024	$163	$116	$90	$220	$204
RevPAR – 2023	$155	$122	$89	$205	$207
% Change in RevPAR	5%	(4)%	1%	8%	(2)%

Hotel Operations Performance

The below chart summarizes key hotel operating performance measures for the three-months ended September 30, 2024, and 2023. Gross operating profit is calculated as hotel EBITDA plus property taxes, ground rent and insurance (in millions, except for RevPAR and margin percentages):

	Q3 2024	Q3 2023
RevPAR	$150	$148
Gross operating profit	$38.7	$38.8
Hotel EBITDA	$32.2	$32.8
GOP margin	44%	45%
Hotel EBITDA margin	37%	38%

Craven concluded, "For our 38 same-store hotels, our GOP margins only declined 40 basis points compared to the 2023 third quarter, encouraging given RevPAR growth of 1 percent. The main driver of this is moderating wage pressures and an efficient workforce. Our headcount is down approximately 1 percent from year-end. Reduced labor costs actually improved margins 10 basis points year-over-year, while increased benefits-related costs adversely impacted our margins by approximately 60 basis points. Encouragingly, we are hopeful based on preliminary estimates that employee benefits costs will be essentially flat next year for the first time in a long time.”

Corporate Update

The below chart summarizes key financial performance measures for the three months ended September 30, 2024, and 2023. Corporate EBITDA is calculated as hotel EBITDA minus cash corporate general and administrative expenses and is before debt service and capital expenditures. Debt service includes interest expense and principal amortization on its secured debt, as well as dividends on its preferred shares of $2.0 million per quarter. Cash flow before CapEx and common dividends is calculated as corporate EBITDA less debt service and preferred share dividends. Amounts are in millions, except RevPAR.

	Q3 2024	Q3 2023
RevPAR	$150	$148
Hotel EBITDA	$32.2	$32.8
Corporate EBITDA	$29.6	$30.6
Debt Service & Preferred dividends	$(10.2)	$(10.1)
Cash flow before CapEx and Common dividends	$19.4	$20.5

Capital Markets & Capital Structure

As of September 30, 2024, Chatham had net debt of $419 million (total consolidated debt less unrestricted cash). Total debt outstanding as of September 30, 2024, was $439 million at an average interest rate of 6.8 percent, comprised of $174 million of fixed-rate mortgage debt at an average interest rate of 6.7 percent, $140 million outstanding on its term loan at a rate of 6.9 percent and $125 million outstanding on the company's $260 million senior unsecured revolving credit facility at a rate of 6.9 percent. Based on the ratio of Chatham’s net debt to hotel investments at cost, the company's leverage ratio was approximately 24 percent.

"With only $30 million of maturing debt over the next year, leverage at our lowest levels in over a decade and proceeds from the sale of five hotels of approximately $80 million, we are well-positioned to capitalize on any meaningful opportunities that will add hotel EBITDA and FFO," stated Jeremy Wegner, Chatham’s chief financial officer. “Additionally, with $265 million of floating rate debt, we will benefit from an expected declining interest rate environment. Based on outstanding debt as of September 30, 2024, for every 100 basis point decline in SOFR, our AFFO per share will increase $2.6 million or $0.05 per share.”

Hotel Investments

During the third quarter, the company invested capital expenditures of $6 million and approximately $25 million year-to-date. Chatham’s 2024 budget is approximately $37 million. A renovation of the Courtyard Dallas Addison commenced in July and was completed in the third quarter. A renovation of the SpringHill Suites Savannah commenced in August and will be completed in the fourth quarter. A renovation of the Residence Inn Bellevue, Wash., will commence in the fourth quarter and be completed in the 2025 first quarter. Additionally, the renovation of the Hilton Garden Inn Portsmouth, N.H., scheduled for early 2025, will commence in the 2024 fourth quarter.

Dividend

The Board of Trustees declared a preferred dividend of $0.41406 per share and a common dividend of $0.07 per share, payable October 15, 2024, to shareholders of record on September 30, 2024.

2024 Fourth Quarter Guidance

Chatham’s 2024 fourth quarter guidance reflects the following assumptions:
a.Renovations of three hotels
b.Repayment of a $14 million maturing mortgage in December
c.No additional acquisitions, dispositions, debt or equity issuance

Q4 2024
RevPAR	$124 - $127
RevPAR growth	1% to 3%
Total hotel revenue	$74-$75 M
Net income (loss)	$(6)-$(4) M
Net income (loss) per diluted common share	$(0.15-$(0.11)
Adjusted EBITDA	$19-$21 M
Adjusted FFO	$7-$9 M
Adjusted FFO per diluted share	$0.15-$0.18
Hotel EBITDA margins	30%-32%
Corporate cash administrative expenses	$3.3 M
Corporate non-cash administrative expenses	$1.5 M
Interest income	$0.0 M
Interest expense (excluding fee amortization)	$7.4 M

Non-cash amortization of deferred fees	$0.4 M
Weighted average shares/units outstanding	51.3 M

Chatham provides guidance but does not undertake to update it for any developments in its business. Achievement of the results is subject to the risks disclosed in its filings with the Securities and Exchange Commission.

Earnings Call

Chatham will hold its third quarter 2024 conference call later today at 10:00 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s website, www.chathamlodgingtrust.com, or may participate in the conference call by dialing 1-877-407-0789 or 1-201-689-8562 and referencing Chatham Lodging Trust. A recording of the call will be available by telephone until Thursday, November 14, 2024, at 11:59 PM ET, by dialing 1-844-512-2921 or 1-412-317-6671, access ID 13748789. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly traded real estate investment trust (REIT) focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. The company owns 39 hotels totaling 5,883 rooms/suites in 17 states and the District of Columbia. Additional information about Chatham may be found at chathamlodgingtrust.com.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Adjusted Hotel EBITDA, (7) Hotel EBITDA, (8) Hotel EBITDA Margin, (9) Corporate EBITDA and (10) Cash flow before CapEx and common dividends. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of its operating performance.

FFO As Defined by Nareit and Adjusted FFO

Chatham calculates FFO in accordance with standards established by the Nareit, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures following the same approach. Chatham believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures its performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the property level performance of its hotel properties. Chatham believes that these items reflect historical cost of its asset base and its acquisition and disposition activities and are less reflective of its ongoing operations, and that by adjusting to exclude the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report using the Nareit definition.

Chatham calculates Adjusted FFO by further adjusting FFO for certain additional items that are not addressed in Nareit’s definition of FFO, including other charges, losses on the early extinguishment of debt and similar items related to its unconsolidated real estate entities that it believes do not represent costs related to hotel operations. Chatham believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA

Chatham calculates EBITDA for purposes of the credit facility debt as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; and (4) unconsolidated real estate entity items including interest, depreciation and amortization excluding gains and losses from sales of real estate. Chatham believes EBITDA is useful to investors in evaluating and facilitating comparisons of its operating performance because it helps investors compare Chatham's operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, Chatham uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions. Chatham calculates EBITDAre in accordance with Nareit guidelines, which defines EBITDAre as net income or loss excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. We believe that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of performance between periods and between REITs.

Chatham calculates Adjusted EBITDA by further adjusting EBITDA for certain additional items, including other charges, losses on the early extinguishment of debt, amortization of non-cash share-based compensation and similar items related to its unconsolidated real estate entities, which it believes are not indicative of the performance of its underlying hotel properties entities. Chatham believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that report similar measures.

Adjusted Hotel EBITDA is defined as net income before interest, income taxes, depreciation and amortization, corporate general and administrative, impairment loss, loss on early extinguishment of debt, interest and other income and income or loss from unconsolidated real estate entities. Chatham presents Adjusted Hotel EBITDA because Chatham believes it is useful to investors in comparing its hotel operating performance between periods and comparing its Adjusted Hotel EBITDA to those of our peer companies. Adjusted Hotel EBITDA represents the results of operations for its wholly owned hotels only.

Although Chatham presents FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA because it believes they are useful to investors in comparing Chatham's operating performance between periods and between REITs that report similar measures, these measures have limitations as analytical tools. Some of these limitations are:

•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;
•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect changes in, or cash requirements for, Chatham’s working capital needs;

•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect funds available to make cash distributions;
•EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the interest expense, or the cash requirements to service interest or principal payments, on Chatham’s debts;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need future replacement, and FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect any cash requirements for such replacements;
•Non-cash compensation is and will remain a key element of Chatham’s overall long-term incentive compensation package, although Chatham excludes it as an expense when evaluating its ongoing operating performance for a particular period using adjusted EBITDA;
•Adjusted FFO, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters Chatham considers not to be indicative of the underlying performance of its hotel properties; and
•Other companies in Chatham’s industry may calculate FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA differently than Chatham does, limiting their usefulness as a comparative measure.

In addition, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA are not measures of Chatham’s liquidity. Because of these limitations, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Chatham compensates for these limitations by relying primarily on its GAAP results and using FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA only supplementally. Chatham’s consolidated financial statements and the notes to those statements included elsewhere are prepared in accordance with GAAP. Chatham’s reconciliation of FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA to net income attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements generally are characterized by the use of the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions. These forward-looking statements include information about possible or assumed future results of the lodging industry and our business, financial condition, liquidity, results of operations, cash flow and plans and objectives. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Important factors that could cause our actual results to differ materially from expected results include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; our ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes; and inaccuracies of our accounting estimates and the uncertainty and economic impact of pandemics, epidemics or other public health emergencies of fear of such events, such as the recent COVID-19 pandemic. Given these uncertainties, undue reliance should not be placed on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. The forward-looking statements should also be read in light of the risk factors identified in the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by our subsequent filings with the SEC under the Exchange Act.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share and per share data)

	September 30, 2024	December 31, 2023
	(unaudited)
Assets:
Investment in hotel properties, net	$1,233,361	$1,227,633
Cash and cash equivalents	19,349	68,130
Restricted cash	9,496	17,619
Right of use asset, net	17,699	18,141
Hotel receivables (net of allowance for doubtful accounts of $210 and $280, respectively)	4,357	4,375
Deferred costs, net	4,482	4,246
Prepaid expenses and other assets	6,237	3,786
Total assets	$1,294,981	$1,343,930
Liabilities and Equity:
Mortgage debt, net	$171,463	$394,544
Revolving credit facility	125,000	—
Unsecured term loan, net	139,528	89,533
Accounts payable and accrued expenses (including $681 and $399 due to related parties, respectively)	34,594	29,255
Lease liability	20,749	20,808
Distributions payable	5,531	5,414
Total liabilities	496,865	539,554
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized; 4,800,000 and 4,800,000 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	48	48
Common shares, $0.01 par value, 500,000,000 shares authorized; 48,910,841 and 48,859,836 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	489	488
Additional paid-in capital	1,046,795	1,047,176
Accumulated deficit	(282,011)	(271,651)
Total shareholders’ equity	765,321	776,061
Noncontrolling interests:
Noncontrolling interest in Operating Partnership	32,795	28,315
Total equity	798,116	804,376
Total liabilities and equity	$1,294,981	$1,343,930

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenue:
Room	$80,236	$79,862	$221,762	$219,019
Food and beverage	1,832	1,975	5,806	6,156
Other	4,826	4,623	13,695	12,646
Reimbursable costs from related parties	283	281	836	1,011
Total revenue	87,177	86,741	242,099	238,832
Expenses:
Hotel operating expenses:
Room	17,011	17,223	49,110	45,918
Food and beverage	1,592	1,510	4,683	4,651
Telephone	343	385	991	1,106
Other hotel operating	1,188	949	3,031	2,812
General and administrative	7,506	7,503	21,903	21,616
Franchise and marketing fees	6,990	6,980	19,415	19,121
Advertising and promotions	1,677	1,538	4,604	4,513
Utilities	3,946	3,758	10,061	9,807
Repairs and maintenance	4,178	4,111	12,235	11,735
Management fees paid to related parties	2,959	2,994	8,118	8,073
Insurance	851	717	2,504	2,117
Total hotel operating expenses	48,241	47,668	136,655	131,469
Depreciation and amortization	15,287	14,687	45,455	43,615
Property taxes, ground rent and insurance	6,453	6,008	17,728	18,182
General and administrative	4,395	4,218	13,623	13,172
Other charges	—	6	77	44
Reimbursable costs from related parties	283	281	836	1,011
Total operating expenses	74,659	72,868	214,374	207,493
Operating income before loss on sale of hotel properties	12,518	13,873	27,725	31,339
(Loss) gain on sale of hotel properties	(14)	1	(154)	56
Operating income	12,504	13,874	27,571	31,395
Interest and other income	97	479	1627	688
Interest expense, including amortization of deferred fees	(8,262)	(6,849)	(23,292)	(19,729)
Loss on early extinguishment of debt	—	(5)	(17)	(696)
Gain from partial lease termination	—	—	—	164
Income before income tax expense	4,339	7,499	5,889	11,822
Income tax expense	—	—	—	—
Net income	4,339	7,499	5,889	11,822
Net income attributable to noncontrolling interests	(88)	(170)	(15)	(198)
Net income attributable to Chatham Lodging Trust	4,251	7,329	5,874	11,624
Preferred dividends	(1,987)	(1,987)	(5,962)	(5,962)
Net income (loss) attributable to common shareholders	$2,264	$5,342	$(88)	$5,662
Income per common share - basic:
Net income attributable to common shareholders	$0.05	$0.11	$—	$0.11
Income per common share - diluted:
Net income attributable to common shareholders	$0.05	$0.11	$—	$0.11
Weighted average number of common shares outstanding:
Basic	48,904,179	48,850,339	48,898,947	48,845,374
Diluted	49,066,464	49,004,084	48,898,947	48,976,085
Distributions declared per common share:	$0.07	$0.07	$0.21	$0.21

CHATHAM LODGING TRUST
Reconciliation of Net Income to Adjusted FFO, EBITDA, EBITDAre and Adjusted EBITDA
(In thousands, except share and per share data)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Funds From Operations (“FFO”):
Net income	$4,339	$7,499	$5,889	$11,822
Preferred dividends	(1,987)	(1,987)	(5,962)	(5,962)
Net income (loss) attributable to common shares and common units	2,352	5,512	(73)	5,860
Loss (gain) on sale of hotel properties	14	(1)	154	(56)
Depreciation of hotel properties owned	14,803	14,634	44,711	43,454
FFO attributable to common share and unit holders	17,169	20,145	44,792	49,258
Amortization of finance lease assets	430	—	580	—
Other charges	—	6	77	44
Loss on early extinguishment of debt	—	5	17	696
Gain from partial lease termination	—	—	—	(164)
Adjusted FFO attributable to common share and unit holders	$17,599	$20,156	$45,466	$49,834
Weighted average number of common shares and units
Basic	50,813,521	50,437,656	50,737,772	50,352,175
Diluted	50,975,806	50,591,401	51,110,972	50,482,886

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net income	$4,339	$7,499	$5,889	$11,822
Interest expense, including amortization of deferred fees	8,262	6,849	23,292	19,729
Depreciation and amortization	15,287	14,687	45,455	43,615
EBITDA	27,888	29,035	74,636	75,166
Loss (gain) on sale of hotel properties	14	(1)	154	(56)
EBITDAre	27,902	29,034	74,790	75,110
Other charges	—	6	77	44
Loss on early extinguishment of debt	—	5	17	696
Gain from partial lease termination	—	—	—	(164)
Share based compensation	1,651	1,555	4,911	4,562
Adjusted EBITDA	$29,553	$30,600	$79,795	$80,248

CHATHAM LODGING TRUST
Reconciliation of Net Income to Adjusted Hotel EBITDA
(In thousands, except share and per share data)

		For the three months ended		For the nine months ended
		September 30,		September 30,
		2024	2023	2024	2023

Net income		$4,339	$7,499	$5,889	$11,822
Add:	Interest expense, including amortization of deferred fees	8,262	6,849	23,292	19,729
	Depreciation and amortization	15,287	14,687	45,455	43,615
	Corporate general and administrative	4,395	4,218	13,623	13,172
	Other charges	—	6	77	44
	Loss on early extinguishment of debt	—	5	17	696
	Loss on sale of hotel properties	14	—	154	—
Less:	Interest and other income	(97)	(479)	(1,627)	(688)
	Gain on sale of hotel properties	—	(1)	—	(56)
	Gain from partial lease termination	—	—	—	(164)
	Adjusted Hotel EBITDA	$32,200	$32,784	$86,880	$88,170

	Total revenue	$87,177	$86,741	$242,099	$238,832
	Reimbursable costs from related parties	(283)	(281)	(836)	(1,011)
	Hotel revenue	$86,894	$86,460	$241,263	$237,821
	Hotel EBITDA margin	37.1%	37.9%	36.0%	37.1%

CHATHAM LODGING TRUST
Reconciliations of Guidance Net Income to FFO, Adjusted FFO,
EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA
(In thousands, except share and per share data)

	For the three months ended
	December 31, 2024
	Low-End	High-End
Funds From Operations (“FFO”):
Net loss	$(5,844)	$(3,952)
Preferred dividends	(2,000)	(2,000)
Net loss attributable to common shares and common units	(7,844)	(5,952)
Depreciation of hotel properties owned	14,895	14,895
FFO attributable to common share and unit holders	7,051	8,943
Amortization of finance lease assets	430	430
Adjusted FFO attributable to common share and unit holders	$7,481	$9,373
Weighted average number of common shares and units
Diluted	51,337,000	51,337,000
Adjusted FFO per diluted share	$0.15	$0.18

	For the three months ended
	December 31, 2024
	Low-End	High-End
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net loss	$(5,844)	$(3,952)
Interest expense, including amortization of deferred fees	7,805	7,805
Depreciation and amortization	15,379	15,379
EBITDA	17,340	19,232
EBITDAre	17,340	19,232
Share based compensation	1,500	1,500
Adjusted EBITDA	$18,840	$20,732

		For the three months ended
		December 31, 2024
		Low-End	High-End

Net loss		$(5,844)	$(3,952)
Add:	Interest expense, including amortization of deferred fees	7,805	7,805
	Depreciation and amortization	15,379	15,379
	Corporate general and administrative	4,800	4,800
	Adjusted Hotel EBITDA	$22,140	$24,032

	Total revenue	$74,075	$75,375
	Reimbursable costs from related parties	(275)	(275)
	Hotel revenue	$73,800	$75,100
	Hotel EBITDA margin	30.0%	32.0%